EXHIBIT 3.3 Articles of Incorporation and By-laws - Net Force Entertainment Inc.
--------------------------------------------------------------------------------


 ORGANISATIONAL MEETING OF NET FORCE ENTERTAINMENT INC. HELD AT THE REGISTERED
               OFFICE ON THE 13TH DAY OF AUGUST 1999 AT 11:30 A.M
               --------------------------------------------------

Present:     Asdak Inc by its Director Alice Roberts
             Clovis Grant as Secretary

Alice Roberts called the meeting to order. Alice Roberts acted as Chairman of the meeting and Clovis Grant acted as Secretary thereof. The persons present declared their waiver of notice of the time and place of the meeting. The Chairman stated that a quorum was reached since the sole initial director was represented.

By-Laws
-------
The Secretary presented to the meeting the Certificate of Incorporation and Good Standing and a print of the Articles of Incorporation and By-laws of the Company as registered with the Executive Director, International Financial Sector Authority on the 5th August 1999. By motion duly made, seconded and carried it was resolved that the By-Laws be approved and adopted in the form presented.

Officers
--------
By motion duly made, seconded and carried it was resolved that the following persons be appointed officers of the company -

             Terry Bowering                     - President
             Douglas Bolen                      - Secretary

Shares
------
By motion duly made, seconded and carried it was resolved that the Board of Directors be authorized to issue the following shares in the company in the format attached:

             Net Force Systems Inc, St John's, Antigua         100 shares

Banking Arrangements
--------------------
By motion duly made, seconded and carried it was resolved that

(1) the Company be authorized to open an account or accounts with Swiss American Bank Ltd, St. John's, Antigua.

(2) the usual banking resolutions required by the Company's bankers for the operation of accounts by the Company be deemed resolutions duly passed by this resolution.

(3) all cheques, bills of exchange and other negotiable instruments shall be signed on behalf of the Company by either Terry Bowering or Douglas Bolen.

     There being no further business the meeting ended at 11:45 a.m.


     /s/ "Alice Roberts"                  /s/ "Clovis Grant"
     --------------------------           ----------------------------
     Alice Roberts                        Clovis Grant
     Chairman of Meeting                  Secretary of Meeting

                               ANTIGUA AND BARBUDA
              The International Business Corporations Act, Cap 222
                           A Company Limited By Shares

                            ARTICLES OF INCORPORATION
                                       OF
                          NET FORCE ENTERTAINMENT INC.
                          ----------------------------

                                    ARTICLE I
                                      NAME
                                      ----
     The name of the Company is NET FORCE ENTERTAINMENT INC.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT
                           ---------------------------
     The registered agent of the Company shall be Caribbean Management & Trust Company Limited situate at 60 Nevis Street in the city of Saint John, Antigua, which office shall also Be the registered office of the Company.

                                   ARTICLE III
                                     CAPITAL
                                     -------
     The authorized capital of the Company is US$ 100,000.00 divided into 100,000,000 common Shares of US$0.01 each. The Company shall have the power to increase or reduce said Capital, and to issue any part of it's capital, original on increased, with or without any Preference, priority, or special privilege, or subject to any postponement of rights, or to any Conditions or restrictions; and so that, unless the conditions of issue shall otherwise Expressly declare, every issue of shares, whether declared to be preference or otherwise, Shall be subject to the power herein contained.

                                   ARTICLE IV
                               BOARD OF DIRECTORS
                               ------------------
     The Powers of the Company shall be exercised by the Board of Directors of the Company. The company shall have a minimum of one and a maximum of four directors.

                                    ARTICLE V
                                CORPORATE PURPOSE
                                -----------------

     The object for which the Company is established are:-

(a) To engage only in any International betting, gaming, sportsbetting and bookmaking Permitted by the laws of Antigua and Barbuda and to accept wagers on sporting Events taking place in the Caricom region from residents of countries outside the Caricom region.

(b) To acquire and with any property, real or personal, to erect any buildings, and do All acts and things, which in the opinion of the Company or the directors, may be Conveniently or profitably, or usefully, acquired and dealt with, carried on, erected Or done by the Company in connection with the property.

(c) To generally have and exercise all powers, rights and privileges necessary and incident to carry out properly the objects herein mentioned.

(d) With the exception of betting, gaming, sportsbetting, and bookmaking, the company Shall not engage in International Banking, Trust, or Insurance or any activity which requires a Licence under the International Business Corporations Act

                                   ARTICLE VI
                                    EXISTENCE
                                    ---------
     The Company shall have perpetual existence unless sooner dissolved in accordance with the Laws of Antigua and Barbuda. The date on which corporate existence shall begin in the date On which these Articles of Incorporation are filed with the Director of International Business Corporations of Antigua and Barbuda.

                                   ARTICLE VII
                            LIBIALITY OF SHAREHOLDERS
                            -------------------------
     The liability of a shareholder is limited to the amount, if any unpaid on the shares held or subscribed to by such shareholder.

                                  ARTICLE VIII
                                   INDEMNITIES
                                   -----------
     The Company shall indemnify any and all of its Directors, Officers, employees or agents or Former Directors, officers, employees or agents or any person or persons who may have Served at its request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns capital stock or of which it is a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgements, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any Directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.

                                   ARTICLE IX
                              CHARTER CONTINUATION
                              --------------------
     The Company is authorized to transfer its charter to any jurisdiction which permits Continuation of a foreign corporation.

                                    ARTICLE X
                                   SECURITIES
                                   ----------
     No securities of the Company will be distributed to the public in Antigua and Barbuda.

                                   ARTICLE XI
                                  INCORPORATORS
                                  -------------

     The name and address of the Company's incorporators are;-

     CLARE K. ROBERTS, Attorney-at-law, 60 Nevis Street, St.John's, Anitgua

     CLOVIS GRANT, Attorney's Clerk, 60 Nevis Street, St. John's Antigua.

     Dated this "5th" day of "August", 1999 at St. John's Antigua.

     /s/ "Clare K. Roberts"                /s/ "Clovis Grant"
     -----------------------------         -----------------------------
     Clare K. Roberts                       Clovis Grant
     Attorney-at-Law                        Attorney's Clerk

                               ANTIGUA AND BARBUDA
               The International Business Corporation Act, Cap 222
                           A Company Limited By Shares

                                     BY-LAWS
                                       OF
                          NET FORCE ENTERTAINMENT INC.
                          ----------------------------

                                   PRELIMINARY
                                   -----------

In these and other by-laws of the Company, unless the context otherwise requires-

     "Act" means the International Business Corporation Act, Cap 222, as from time to time amended any other enactment for the time being in force substituted therefore;

     "Board" means the board of directors for the time being of the Company;

     "Company" means the above-named Company;

     "ordinary resolution" means a resolution passed by a majority of the shares entitled to vote;

     "office" means the registered office for the time being of the Company; and

     "Register" means the register of shareholders to be kept as required by section 130 of the Act.

Unless the context otherwise requires, words and expressions defined in the Act have the same meanings when used in these By- Laws in particular,

     (a)  words importing the singular number include the plural and vice-versa;

     (b) words importing gender include the masculine, feminine and neuter genders; and

     (c) words importing a person include an individual, partnership, association and body corporate and a trustee, executor, administrator and other personal representative of any person.

                                        I
                            SHARES AND SHARE CAPITAL
                            ------------------------
1.1 ISSUANCE. The issue or allotment of shares shall be under the control of the Board which may issue the whole or any portion thereof with such preferred, deferred, special or limited rights as it may think fit.

1.2 PREEMPTIVE RIGHTS. All new issue of unissued shares of whatever kind shall be offered To the shareholders in proportion to the normal value of existing shares held by them, And such offer shall be made by notice specifying the number of shares to which the shareholder is entitled and limiting a time within which the offer, if not accepted, will be deemed to be declined; and after the expiration of such time or on the receipt of an indication from the shareholders to whom such notice is given that declines to accept the shares so offered, the Board may dispose of the same in such manner as it deems most beneficial to the Company.

1.3 ALTERATION OF CAPITAL. The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amount as the Resolution shall prescribe. The Company may by ordinary resolution:

     (a) Consolidate and divide all or any portion of its share capital into shares of Larger amount than it's existing shares;

     (b) Sub-divide it's existing shares, or any of them, into shares of smaller amount Than is fixed by the Articles of Incorporation subject, nevertheless, to the Provisions of the Act;

     (c) Cancel any shares which at the date of the passing of the resolution, have not Been taken up or agreed to, be taken up by any person.

     Subject to the provisions of the Act, the Company may by special resolution reduce Its share capital, any capital redemption reserve fund or any premium account.

                                       II
                         SHARE CERTIFICATES AND REGISTER
                         -------------------------------
2.1 CERTIFICATES. Certificates representing shares of the Company shall be in such form as Shall be determined by the directors. Such certificates shall be signed by a director. All Certificates for shares shall be consecutively numbered or otherwise identified. Certificates May be issued to bearer or in registered form. Bearer certificates shall be marked as not Transferable to residents of Antigua and Barbuda.

2.2 REGISTER. The number of shares, the date of issue, the consideration paid, and the Serial number of each bearer or registered share certificates shall be entered on the Register Of the Company. In the case of registered shares, the name and address of the holder shall Also be entered on said Register.

2.3 LOST OR DAMAGED CERTIFICATE. In the case of a lost, destroyed or mutilated certificate, a New one may be issued therefor upon such terms and indemnity to the Company as the Board may prescribe.

                                       III
                               TRANSFER OF SHARES
                               ------------------
3.1 TRANSFER. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the Register of the Company. 3.2 Record Owner. The Company shall be entitled to treat the holder of record of any registered share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice threof, except as expressly provided by the Act.

                                       IV
                                 FINANCIAL YEAR
                                 --------------
4.1 The financial year of the company shall begin on the 1st day of January each year.

                                        V
                                    DIVIDENDS
                                    ---------
5.1 The Board may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                       VI
                                      SEAL
                                      ----
6.1 The board may provide a corporate seal which shall have inscribed thereon the name of the Company, the place of incorporation and year of incorporation.

                                       VII
                                    MEETINGS
                                    --------
7.1 ANNUAL DIRECTORS' MEETING. The Annual Director's Meeting of the Company shall be held no more than four months from the date of registration of the Company and at such place within Antigua And Barbuda as the Board may determine.

7.2 ANNUAL SHAREHOLDERS' MEETING. An annual Shareholders' Meeting of the Company shall be held every year after the incorporation of the Company at such time and place within Antigua and Barbuda as shall from time to time be prescribed by the Board.

7.3 SPECIAL SHAREHOLDERS' MEETING. The Board may, whenever it thinks fit, convene a Special Shareholders' Meeting. The Board shall also on the requisition of the holders of not Less than one-twentieth of the issued share capital of the Company proceed to convene a Special Shareholders' Meeting of the Company.

7.4 PROCEEDINGS. All business shall be deemed special that is transacted at a Special Shareholders' Meeting, and also that is transacted at any Annual Shareholders' Meeting, with the exception of the consideration of the accounts and auditor's report, if any, the election of directors and the re- appointment of any incumbent auditor.

7.5 QUORUM. No business shall be transacted at any shareholders' meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Save as is herein otherwise provided, shareholders present in person or by proxy representing a majority of the Company's shares shall constitute a quorum.

7.6 CHAIRMAN. All meetings shall be chaired by a Director appointed by the Board to act as Chairman.

7.7 MINUTES. Minutes of the proceedings of every Annual Shareholders' meeting shall be kept and shall be signed by the Chairman of the same meeting, or by the Chairman of the next succeeding meeting, and the same, when so signed, shall be conclusive evidence of all such proceeding and of the proper election of the chairman.

7.8 VOTES OF SHAREHOLDERS. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every shareholder shall have one vote for each share of which he is the holder. All elections for directors shall be divided by majority vote; all other question shall be decided by majority vote except as otherwise required by the Act.

7.9 INFORMAL ACTION BY SHAREHOLDER. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

7.10 PROXIES. Votes may be given either personally or by proxy. The instrument appointing a proxy shall be in writing under the hand of the appointee or his attorney duly authorized in writing, or if the appointee is a corporation either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a shareholder of the Company. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a certified copy of that power or authority shall be deposited at the office or at such other place within Antigua and Barbuda as is specified for that purpose in the notice convening the meeting.

7.10 NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than twenty-one days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at his address as it appears on the stock transfer books of the company, with postage thereon prepaid.

7.11 WAIVER OF NOTICE. Unless otherwise provided by law, whenever any notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                      VIII
                                    DIRECTORS
                                    ---------
8.1 NUMBER OF DIRECTORS. Unless and until the Company in a General or Special Shareholders' Meeting shall otherwise determine, the number of directors shall be two. Each director shall hold office unless removed as provided in these presents, until the next Annual Shareholders' Meeting and until his successor shall have been elected.

8.2 REMUNERATION OF DIRECTORS. Each of the directors shall be paid out of the funds of the Company such remuneration for his services as a director as the Company in an Annual Shareholders' Meeting may from time to time determine. The directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or meetings of the company in connection with the business of the Company.

8.3 DIRECTORS WITH OTHER OFFICES AND INTERESTS. A director may hold any other office or place of profit tinder the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of director of the Company for such period and on such terms as to remuneration and otherwise as the Board may determine. No director or intending director shall be disqualified by his office from contracting with the Company, either with regard thereto, or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by way of such contract or arrangement by reason of such director holding such office, or of the fiduciary relationship thereby established so long as the director notifies the Company in accordance with the requirements of the Act. To the extent permitted by the Act, any director may vote as director or shareholder in respect of any such contract or arrangement; provided that such director must disclose his interest to his co-directors, and if all the directors be interested in the contract or arrangement, the contract or arrangement must be entered into by the Company in an Annual or Special Shareholders' Meeting, and before the contract or arrangement is so entered into, the directors must disclose their interests to the meeting.

8.4 PROCEEDINGS OF THE BOARD. The Board at the request of any director may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as it thinks fit.

8.5 EXECUTIVE COMMITTEE. The Board at a duly constituted meeting may by a resolution appoint a committee from among themselves to be known as an executive committee. This committee may perform such acts in the name of the Board in the same fashion as if the Board had acted. The limits of the executive committee's acts shall be prescribed by resolution of the Board. The powers of this committee may be changed from time to time by subsequent resolution of the Board.

8.6 QUORUM. The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be one-half of the number of persons then serving as directors. The quorum of any committee of the Board shall be fixed by the meeting of the Board appointing such committee and, if not so fixed, then such quorum shall be fixed by the members of such committee.

8.7 VOTING. Every question at a meeting of the Board shall (except where otherwise provided by the Board) be determined by a majority of the votes of the directors present, every director having one vote.

8.8 ACTION WITHOUT A MEETING. A resolution may be adopted without any meeting of the Board or of a committee if evidenced by writing tinder the hands of all the directors or of all the members of such committee, and such writing shall be as valid and effectual as a resolution duly passed at a meeting of the Board or such committee.

8.9 POWERS OF THE BOARD. The business of the Company shall be managed by, the Board, who may exercise all such powers of the Company as are not by the Act or these By-Laws required to be exercised by the Company in an Annual Shareholders' Meeting, subject nevertheless to any regulations of these By-Laws, to the provisions of the Act and to such regulations being not inconsistent with the provisions of the Act as may be prescribed by special resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this By-Law shall not be limited or restricted by any special authority or power given to the Board by any other By-Law.

8.10 APPOINTMENT OF ATTORNEY. The Board may from time to time and at any time, by power of attorney, appoint any company, firm or person to be the attorney or attorneys of the Company for the purpose of executing deeds on behalf of the Company in or outside Antigua and Barbuda and for such periods and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

8.11 REMOVAL OF DIRECTOR. Any director may be removed by a majority vote of the shareholders.

8.12 RESIGNATION OF DIRECTOR. A director may resign at any time by giving written notice to the Board. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board and the acceptance of the resignation shall not be necessary to make it effective.

8.13 PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the directors at which action on any company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall rile his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favour of such action.

                                       IX
                                    OFFICERS
                                    --------
9.1 NUMBER. The officers of the Company shall be president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. Any two or more offices may be held by the same person.

9.2 ELECTION AND TERM OF OFFICE. The officers of the Company to be elected by the Board shall be elected annually at the first meeting of the Board held after each Annual Meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

9.3 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in their judgement the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

9.4 VACANCIES. A vacancy in any office because of death, resignation, removal or disqualification, may be filled by the Board for the unexpired portion of the term.

9.5 PRESIDENT. The president shall be the principal executive officer of the Company and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the Company. He may sign, with the secretary or any other proper officer of the Company thereunto authorized by the directors, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

9.6 SECRETARY. The secretary shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these BY-Laws or as required, and be custodian of the Company records.

9.7 TREASURER. If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Company; receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and in general perform all of the duties as from time to time may be assigned to him by the President or by the Board.

9.8 SALARIES. The salaries of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.

                                        X
                                    ACCOUNTS
                                    --------
10.1 The Board shall cause to be kept such books of account as are necessary to comply with the provisions of the Act. The books of account shall be kept at the office or at such other place as the Board thinks fit, and shall always be open to the inspection of the Board. Any director or shareholder shall have the right to inspect any account or book or document of the Company. The Board shall from time to time in accordance with the provisions of the Act cause to be prepared and to be laid before an Annual Shareholders' Meeting such profit and loss accounts, balance sheets and reports as may be necessary.

                                       XI
                                    AUDITORS
                                    --------
11.1 Auditors may be appointed and their duties regulated in accordance with the provisions of the Act. Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

                                       XII
                                   LIOUIDATION
                                   -----------
12.1 If the Company shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court) the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such division shall be carried out as between shareholders or different classes of shareholders. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved.

                                      XIII
                                   AMENDMENTS
                                   ----------
13.1 These By-Laws may be altered, amended or replaced and new By-Laws may be Adopted by a vote of the shareholders representing a majority of all the shares issued and Outstanding, at any, Annual Shareholders' Meeting or at any Special Shareholders' Meeting When the proposed amendment has been set out in the notice of such meeting.
                                       XIV
                                INITIAL DIRECTORS
                                -----------------
14.1 The initial Board of Directors shall be composed of the following members;-

ASDAK INC.
                   NET FORCE ENTERTAINMENT INC
                   Nevis Street, St.John's, Antigua

                         RESOLUTION OF SOLE SHAREHOLDER


IT IS RESOLVED THAT

(1)  Asdak Inc be removed as a director of the company with immediate effect.

(2) the following persons be appointed as directors of the company with immediate effect:

        Terry G. Bowering
        Douglas N. Bolen

Dated the "17th" day of August 1999

NET FORCE SYSTEMS INC



By    "Terry G. Bowering"
  ------------------------------